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TRIDAN CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIDAN CORP.

P.O. Box 634, New City, N.Y. 10956

(212) 239-0515

ANNUAL REPORT

June 28, 2023

Dear Shareholder:

I am pleased to provide this annual report of Tridan Corp. for the fiscal year ended April 30, 2023, including the enclosed audited financial report for that period and for the corresponding period in 2022. Also enclosed are the notice of meeting, proxy statement for this year’s annual shareholders meeting on July 18, 2023, form of proxy, and the company’s privacy policy.

Fiscal Year Ended April 2023 Muni Market Review

Market Update: The Fed met in early May and raised the Federal Funds rate 25bps Range is now 5.00%-5.25% range. The combination of rate hikes, quantitative tightening, and tighter lending standards - a byproduct of the banking crisis – Tridan’s investment adviser, J.P. Morgan Investment Management, Inc. (the “Adviser” or “JPM”) believes will slow the economy and cool inflation longer term. The Adviser places a high probability of recession later this year potentially leading to Fed rate cuts; as of May 8th, the market was pricing in over two cuts by year end. Most inflation components continue to trend lower, with CPI down from a high of 8.2% in September to 4.9% in April.

Munis: The broad muni index returned -0.23% in April as rates moved marginally higher. The 12 to 22-year portion of the curve, where steepest, outperformed as did A and BBB rated bonds which offered more coupon cushion. Muni yields rose across the curve with short rates, with the Fed still in play, rising the most.

Valuations: The lack of a consistent calendar amid strong retail demand has kept ratios rich through ten years. Municipal ratios of 60% approximate the breakeven between treasuries and municipals for most high-income taxpayers. The slope of the municipal curve is inverted 31bps between 2 and 10 years while the pickup between 10 and 20 years is 82bps.

Supply and Flows: April municipal supply totaled $32 billion, down 26% vs. April of 2022. Year-to-date, $109 billion was priced, down 28% year-over-year, with taxable issuance of $16 billion, down 50%, taking the biggest hit with rates up and refundings out of the money. New money issuance at 76% of supply is up from the average of 67% over the prior five years. The Adviser believes issuance will be heavier in the second half of the year, given the current uncertainty around the debt ceiling and the potential for lower funding costs as the economy slows and inflation tempers. Net supply was $6 billion in April and was about -$20 billion year-to-date. Notwithstanding an unexpected blip in issuance, the Adviser expects net supply to be -$32 billion between now and August, a positive tailwind for performance. Given their view on rates and positive seasonals going into summer, the Adviser notes that extending duration now and avoid the potentially rich summer months may be reasonable. 2023 supply is still estimated to be $375 billion though street estimates range from $300 billion to $400 billion.

TRIDAN CORP.

June 28, 2023

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Year-to-date mutual fund and ETF outflows total -$5.9 billion, with over $6 billion flowing out of mutual funds. In April, most flows came out of money market, short and long funds. Tax exempt money market fund flows have been volatile as money has been shifting in response to relative value vs. treasury funds (page 5). SIFMA ranged from a low of 1.66% to a high of 4.35% in March and ended April at 3.86%.

Credit: Credit quality should remain generally stable given the credit cushion provided by high budget reserves and unspent pandemic funds, which should help offset budgetary pressure from a slowing economy. Credit headwinds from labor shortages and high inflation will continue to put pressure on some sectors like healthcare and higher education, opening up opportunities to buy some credits at wider spreads. Bankruptcies and default rates should remain low and concentrated in the higher risk credits like single site hospitals, senior living facilities, and industrial development bonds.

Outlook: In 2023, municipals should continue to see solid performance supported by light supply, which the Adviser estimates at $375 billion, strong demand given higher yields and a Fed that is closer to the end of the hiking cycle. The Adviser expects bouts of volatility over the year which will afford opportunities to add in A and BBB rated paper, lower coupons, certain sectors like healthcare and education and less widely held bonds.

Performance of the Tridan Fund:

For the period ended April 30, 2023 the trailing 1-year gross of fees performance of the Fund was 3.63% vs. 4.07% for the index (Bloomberg NY Cmp Int Muni (1-17) Benchmark). For additional context, as of the date from our last Board meeting with performance through February 28, 2023 the trailing one year performance was -2.28% vs -2.63% for the index.

Performance was positive for the trailing 1-year period ended April 30, 2023 even with rates being higher across the curve for the period ended April 30, 2023, led by the front end of the curve (see US Treasury yield table below). Over the past two months rates moved higher and the Adviser had extended Tridan’s duration to be slightly longer than the benchmark, in addition over that same time period the down-in-quality municipal bonds outperformed. Tridan has an up-in-credit quality bias based on guidelines. These two factors caused the underperformance versus the benchmark for the trailing year ended April 30, 2023.

TRIDAN CORP.

June 28, 2023

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U.S. Treasury Curve Yields

	Apr 30 23	April 30 22	Change y/y
3-month	5.06%	0.83%	4.23%
6-month	5.02%	1.41%	3.61%
1-year	4.76%	2.07%	2.69%
2-year	4.01%	2.72%	1.29%
3-year	3.72%	2.89%	0.83%
5-year	3.49%	2.96%	0.53%
7-year	3.46%	2.98%	0.48%
10-year	3.43%	2.94%	0.49%
30-year	3.68%	3.00%	0.68%

TRIDAN CORP.

June 28, 2023

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Yields remain attractive and ratios volatile

Sources: JPMAM, TM3, Bloomberg. Data as of 4/30/2023.

TRIDAN CORP.

June 28, 2023

Page – 5 –

A schedule of the company’s portfolio holdings at April 30, 2023, consisting entirely of municipal obligations, is included in the financial report. The company invests exclusively in non-voting securities, and accordingly has not voted any proxies for the year ended June 30, 2022. The company files its complete schedule of portfolio holdings with the U.S. Securities and Exchange Commission four quarters of each fiscal year on Form N-PORT. The company’s Forms N-PORT are available on the Commission’s website at http://www.sec.gov.

The net asset value per share at April 30, 2023 was $11.59 compared with $11.48 at April 30, 2022. Net investment income per share for the years ended April 30, 2023 and April 30, 2022 was $0.14. Distributions to shareholders amounted to $0.16 per share for fiscal year 2023 and $0.13 per share for fiscal year 2022.

At the company’s last annual meeting on July 19, 2022, the reappointment of Mazars USA LLP as the company’s auditors for the fiscal year ending April 30, 2023 was ratified by the shareholders as follows:

Shares Voted For	2,819,301.6621
Shares Voted Against	0.0000
Shares Abstaining	0.0000

At the company’s last annual meeting, the then incumbent directors, all of whom are named below, were all reelected to serve as directors until the next annual meeting of shareholders, or until their successors are elected and have qualified.

	Shares Voted For	Shares Withheld
Mark Goodman	2,819,301.6621	0
Russell J. Stoever	2,819,301.6621	0
Joan G. Rall	2,819,301.6621	0
Benjamin Cope	2,819,301.6621	0

The following Tables A and B set forth information concerning the directors, and Table C sets forth information concerning non-director officers of the company. The Table A director (Mark Goodman) is an “interested person” as defined in Section 2(a)19 of the Investment Company Act of 1940, and the Table B directors (Ms. Rall, Messrs. Stoever and Cope) are not “interested persons” of Tridan. Mark Goodman is an “interested person” because he is an officer and holder of more than 5% of the shares of the company.

TRIDAN CORP.

June 28, 2023

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Table A

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years
Interested Person:
Mark Goodman 276 Nantasket Road Hull, MA 02045 Age 69	Director, President, Treasurer	1999	Pianist and Teacher	1	None

Table B

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships During Past 5 Years
Disinterested Persons:
Joan G. Rall 55 East 9th Street, #11F New York, NY 10003 Age 69	Director, Audit Committee Member	2017	Retired Partner, Ernst & Young LLP (certified public Accountants)	1	None

Russell Jude Stoever 15 Rockleigh Road Rockleigh, NJ 07647 Age 78	Director, Audit Committee Member	1995	Vice-President, Stoever Glass & Co., Inc. (a registered broker-dealer)	1	None

Benjamin Cope 25 Sheldon Street Milton, MA 02186 Age 29	Director, Audit Committee Member	2021	Senior Marketing Manager, Recorded Future	1	None

TRIDAN CORP.

June 28, 2023

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Table C

Name, Address and Age	Positions in Tridan Corp.	Principal Occupations During Past 5 Years	Number of Portfolios Overseen	Other Directorships Held
Non-director Officers:
John H. Lively 11300 Tomahawk Creek Parkway, Suite 310 Leawood, KS 66211 Age 54	Secretary	Attorney, Practus, LLP	None	None

Soth Chin 6219 29th Street Arlington, VA 22207 Age 56	Chief Compliance Officer	Managing Member, Fit Compliance	None	None

The board of directors governs the Company and is responsible for protecting the interests of shareholders. The directors meet periodically throughout the year to oversee the Company’s activities and review its performance. Each of the directors is committed to regular and active participation in board and committee meetings. The board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes, and skills which allow the board to operate effectively in governing the Company and protecting the interests of shareholders. Information is provided below about the specific experience, skills, attributes and qualifications of each director.

Mark Goodman – Mr. Goodman has been a director since 1999. He is the son of Peter Goodman, who had been the President and a director of the company. Mark Goodman has been a shareholder of Tridan since before its 1980 conversion to an investment company. He is knowledgeable in the history and activities of the Company. Also, he has broad investment experience in fixed income securities, including municipal bonds.

Joan G. Rall – Ms. Rall is a certified public accountant and is retired from a career with Ernst & Young LLP as an Assurance and Advisory Partner. She has extensive experience in accounting, auditing, enterprise risk management, technology risk and assurance, and personnel management. She was an Adjunct Professor of Accounting at NYU and is Co-Founder and President of a biotech startup, Genusetics Inc.

Russell J. Stoever – Mr. Stoever has been a director since 1995. He is vice president and sales manager of Stoever, Glass & Co., Inc., a registered broker-dealer. He has been employed there since 1971 and became a principal of that corporation in 1982 with involvement in all aspects of municipal finance. He is not an “interested person” of Tridan Corp., as defined in the Investment Company Act, in that he does not execute any portfolio transactions for, or engage in any principal transactions with, Tridan or its investment adviser or any accounts over which the adviser has brokerage placement discretion, or any other investment company having the same investment adviser. Mr. Stoever brings to the board a keen analysis of economic and market conditions and trends, and his views concerning portfolio management.

Benjamin B. Cope – Mr. Cope is Senior Manager of Enterprise Growth Marketing at Recorded Future. He has broad experience in implementing commercial growth strategies, revenue forecasting and analysis, and scaling technology companies from early venture funding to initial public offering.

TRIDAN CORP.

June 28, 2023

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No director or officer received compensation from the Company during the last fiscal year, except for the fees of $12,000 during each year to each director, plus an additional $5,000 to Joan G. Rall, who served as chair of the audit committee. The Company does not have a bonus, profit sharing, or any other compensation plan, contract or arrangement with anyone, nor any pension or retirement plan; nor has the Company ever granted anyone any options, warrants or other rights to purchase securities.

Executive officers of the Company received compensation comprised solely of said directors’ fees aggregating $12,000 during fiscal 2023 which excludes professional fees paid to the law firm where Robert Birnbaum, former Secretary of the Company, is of counsel. Mr. Lively receives no fees for his service as Secretary of the Company, although Practus receives fees from the Company for services as counsel. Mr. Chin receives fees from the Company for his service as the Company’s Chief Compliance Officer.

Additional information about directors may be requested by any shareholder without charge by telephoning the Company’s administrator, PKF O’Connor Davies, LLP at 201-712-9800.

Tridan’s Investment Objective, Policies and Risks

Tridan’s investment objective is to achieve a high level of current income through investment primarily in fixed income securities which are exempt from federal income tax and which investments are consistent with flexible maturity and investment grade quality standards. Tridan intends to invest at least 50% of its invested assets in fixed income obligations of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies, authorities and instrumentalities, which constitute Tridan’s major portfolio emphasis, including industrial revenue bonds and other bonds, eases, tax anticipation notes, bond anticipation notes, revenue anticipation notes, project notes and other notes. Tridan may also invest in nonmunicipal fixed income securities including obligations of the U.S. government and its agencies and instrumentalities, bank obligations, debt securities of corporate issuers, asset backed and mortgaged related securities and repurchase agreements. Tridan will invest only in securities of the type described above which have at the time of purchase (i) for municipal securities on a rating of Baa or higher by Moody’s Investors Service, Inc., or BBB or higher by Standard & Poor’s Corporation, (ii) for non-municipal securities B a rating of A1 or higher by Moody’s, or A+ or higher by Standard & Poor’s, or (iii) a credit quality which, in the opinion of the investment adviser, is equivalent to such ratings although the rating agencies may ascribe lower ratings or in the case of unrated securities. Such objective may be changed without the vote of the holders of a majority of Tridan’s outstanding voting securities.

There have been no changes in Tridan’s investment objective, policies or risks since the April 30, 2022 annual shareholder report.

TRIDAN CORP.

June 28, 2023

Page – 9 –

Recital of Fundamental Policies

Tridan has the following policy with respect to each of the activities described below, which may not be changed without the approval of a majority of Tridan’s outstanding voting securities. Tridan will not:

•	issue any senior securities.

•

make short sales of securities, purchase any securities on margin (except for such short-term credits as are necessary for the clearance of transactions) or write, purchase or sell puts, calls or combinations thereof, except that Tridan may purchase securities which have an attached put, i.e., the right to resell to the seller at an agreed-upon price or yield on a specified date or within a specified period (which will be prior to the maturity date of such security).

•

borrow money, except for temporary or emergency purposes (but not for investment purposes) in an amount up to 5 percent of the value of its assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time the borrowing is made.

•

underwrite securities issued by others. Tridan will not invest in restricted securities (securities which must be registered under the Securities Act of 1933 before they may be offered or sold to the public).

•

purchase or sell real estate or real estate mortgage loans, except that Tridan reserves the freedom to invest in leases and in securities which are secured by, or have their revenues derived from, real estate or interests therein, provided that such investments are consistent with Tridan’s investment objective and fundamental policies.

•	purchase or sell commodities or commodity contracts, including futures contracts in a contract market or other futures market.

•	lend money or securities, except that Tridan may purchase debt securities in private placement transactions or public offerings in accordance with its investment objective and fundamental policies.

Tridan will invest at least 50% of its invested assets in debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multi-state agencies or authorities, the interest from which is exempt from federal income tax. Tridan may also invest up to 50% of its invested assets in nonmunicipal fixed income securities including obligations of the U.S.

government and its agencies and instrumentalities, bank obligations, debt securities of corporate issuers, asset backed and mortgage related securities and repurchase agreements.

In addition to the policies listed above, Tridan deems the following to be fundamental policies. Tridan will not:

TRIDAN CORP.

June 28, 2023

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•

purchase securities of other investment companies, except to the extent permitted by Section 12(d) of the Investment Company Act of 1940 and consistent with Tridan’s investment objective and fundamental policies, or as they may be acquired in connection with a merger, consolidation, reorganization or acquisition of assets.

•	invest for the purpose of exercising control or management of another company.

•	invest in interests in oil, gas or mineral exploration or development programs.

•	participate on a joint or a joint and several basis in any trading account in securities.

Recital Of Investment Policies

Tridan has the following investment policies which, although significant, are not deemed fundamental and may be changed without shareholder approval:

At the close of each fiscal quarter, at least 50% of the value of Tridan’s total assets will be represented by cash and cash items (including receivables) and securities which are issued or guaranteed as to principal or interest by the United States, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of Tridan’s total assets.

At the close of each fiscal quarter, not more than 25% of the value of Tridan’s total assets will be invested in the securities of any one issuer, other than securities which are issued or guaranteed as to principal or interest by the United States.

Investment Risks

Tridan is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular instruments or markets are not met. Tridan’s main risks are noted below, any of which may adversely affect Tridan’s performance and ability to achieve its investment objective.

Interest Rate Risk. Tridan mainly invests in bonds and other debt securities. These securities will increase or decrease in value based on changes in interest rates. If rates increase, the value of Tridan’s investments generally declines. Securities with greater interest rate sensitivity and longer maturities generally are subject to greater fluctuations in value. Tridan may face a heightened level of interest rate risk due to certain changes in monetary policy. During periods when interest rates are low or there are negative interest rates, Tridan’s yield (and total return) also may be low or Tridan may be unable to maintain positive returns.

New York Geographic Concentration Risk. Because Tridan invests primarily in municipal obligations issued by the State of New York and New York City, their political subdivisions, authorities, and agencies, its performance will be affected by the fiscal and economic health of that state, the city and their political subdivisions. As the nation’s financial capital, New York’s and New York City’s economy is heavily dependent on the financial sector and may be sensitive to economic problems affecting the sector.

TRIDAN CORP.

June 28, 2023

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Municipal Obligations Risk. The risk of a municipal obligation generally depends on the financial and credit status of the issuer. Changes in the financial health of a municipal issuer may make it difficult for the issuer to make interest and principal payments when due. This could decrease Tridan’s income or hurt the ability to preserve capital and liquidity. Under some circumstances, municipal obligations might not pay interest unless the state legislature or municipality authorizes money for that purpose. Municipal obligations may be more susceptible to downgrades or defaults during recessions or similar periods of economic stress. In addition, since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to Tridan could increase if the banking or financial sector suffers an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. Such a downward revision or risk of being downgraded may have an adverse effect on the market prices of the bonds and thus the value of Tridan’s investments. In addition to being downgraded, an insolvent municipality may file for bankruptcy. The reorganization of a municipality’s debts may significantly affect the rights of creditors and the value of the securities issued by the municipality and the value of Tridan’s investments.

Credit Risk. Tridan’s investments are subject to the risk that issuers and/or counterparties will fail to make payments when due or default completely. If an issuer’s or a counterparty’s financial condition worsens, the credit quality of the issuer or counterparty may deteriorate. Credit spreads may increase, which may reduce the market values of Tridan’s securities. Credit spread risk is the risk that economic and market conditions or any actual or perceived credit deterioration may lead to an increase in the credit spreads (i.e., the difference in yield between two securities of similar maturity but different credit quality) and a decline in price of the issuer’s securities.

Government Securities Risk. Tridan may invest in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities. U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to Tridan. Securities issued or guaranteed by U.S. government related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support. Therefore, U.S. government related organizations may not have the funds to meet their payment obligations in the future. U.S. government securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Mortgage-Related and Other Asset-Backed Securities Risk. To the extent that Tridan invests in mortgage and other asset-backed securities, it will be subject to this risk. Mortgage-related and asset-backed securities, including certain municipal housing authority obligations, are subject to certain other risks. The value of these securities will be influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, significant changes in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in

TRIDAN CORP.

June 28, 2023

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value, face valuation difficulties, become more volatile and/or become illiquid. These securities are also subject to prepayment and call risk. In periods of declining interest rates, Tridan may be subject to contraction risk which is the risk that borrowers will increase the rate at which they prepay the maturity value of mortgages and other obligations. When mortgages and other obligations are prepaid and when securities are called, Tridan may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield. In periods of either rising or declining interest rates, Tridan may be subject to extension risk which is the risk that the expected maturity of an obligation will lengthen in duration due to a decrease in prepayments. As a result, in certain interest rate environments, Tridan may exhibit additional volatility. Additionally, asset-backed, mortgage-related and mortgage-backed securities are subject to risks associated with their structure and the nature of the assets underlying the securities and the servicing of those assets. Certain asset-backed, mortgage-related and mortgage-backed securities may face valuation difficulties and may be less liquid than other types of asset-backed, mortgage-related and mortgage-backed securities, or debt securities.

Debt Securities and Other Callable Securities Risk. The issuers of debt these securities and other callable securities may be able to repay principal in advance, especially when interest rates fall. Changes in prepayment rates can affect the return on investment and yield of these securities. When debt obligations are prepaid and when securities are called, Tridan may have to reinvest in securities with a lower yield. Tridan also may fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss.

Bank Obligations Risk: Bank obligations include bankers’ acceptances, certificates of deposit and time deposits. Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less. Certificates of deposit are negotiable certificates issued by a bank for a specified period of time and earning a specified return. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. These bank obligations are subject to credit and interest rate risk.

Repurchase Agreements Risk: A repurchase agreement is the purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date. This is treated as a loan. Repurchase agreements are subject to credit and liquidity risks.

Sincerely,

TRIDAN CORP.
/s/ Mark Goodman
Mark Goodman, President

TRIDAN CORP.

P.O. Box 634

New City, NY 10956

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 18, 2023

To the Shareholders of Tridan Corp.:

The Annual Meeting of Shareholders of Tridan Corp. (the “Company”) will be held on Tuesday, July 18, 2023, at 10:00 A.M. at the offices of the Company’s administrator, PKF O’Connor Davies, 300 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677.

The following subjects will be considered and acted upon at the meeting:

(1)	Election of four directors;

(2)	Ratification of the selection of Mazars USA LLP as auditors of the Company for the fiscal year ending April 30, 2024;

(3)	Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof

The subjects referred to above are discussed in the Proxy Statement enclosed with this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on June 28, 2023 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ John H. Lively
John H. Lively, Secretary

June 28, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held July 18, 2023

This Notice of Annual Meeting, together with the attached Proxy Statement, Form of Proxy, Annual Report to Shareholders, and Privacy Policy are also available at www.tridancorp.com.

As in the past, the Company also intends to mail those materials to shareholders with respect to all future shareholder meetings, in addition to posting them to its website as required by Security and Exchange Commission Rules.

TRIDAN CORP.

P.O. Box 634

New City, NY 10956

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the board of directors of Tridan Corp., a New York corporation (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders to be held on July 18, 2023 and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

All proxies which have been properly executed and received by the time of the meeting will be voted at the meeting in accordance with the instructions thereon. Any shareholder executing a proxy may revoke it in writing by execution of another proxy or by any other legal method at any time before the shares subject to the proxy are voted at the meeting. The board of directors recommends that shares be voted, and if no choice is specified on the proxy, the shares will be voted FOR the election as directors of the nominees hereinafter named and FOR ratification of the selection of Mazars USA LLP, as auditors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

As of June 28, 2023, there were issued and outstanding 3,052,370.3712 shares of capital stock, par value $.02 per share, of the Company, which is the only class of capital stock of the Company. Shareholders will be entitled to one vote for each share held, with pro rata voting rights for any fractional shares. Holders of record of such shares at the close of business on June 28, 2023 will be entitled to vote at the meeting.

The participants in the Tridan Corp. Employees’ Stock Ownership Trust are the beneficial shareholders of the shares held under the trust, and the shares held for such participants will be voted only if and as directed by the participant for whose account such shares are held of record by the trustees of the trust. Accordingly, the attached notice, this proxy statement and the form of proxy have been mailed to each person who was a participant on the record date, and the shares beneficially owned by such participants will be voted in accordance with their proxies.

The Company will pay the cost of preparing, assembling, and mailing the form of proxy and the material used in connection with solicitation of proxies. In addition to solicitation by use of the mails, certain officers and directors of the Company, who will receive no compensation for their services (other than their regular compensation) may solicit the return of proxies personally or by telephone or electronic communication.

An Annual Report covering the operations of the Company for its fiscal years ended April 30, 2023 and 2022 is enclosed herewith, but does not constitute a part of the material for the solicitation of proxies.

ELECTION OF DIRECTORS

At the meeting, four directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been chosen and qualified, or as otherwise provided in the by-laws of the Company. The election of a board of directors shall be by a plurality vote of the shares present in person or by proxy at the meeting. A majority of the issued and outstanding shares of record present in person or by proxy shall constitute a quorum for the meeting.

It is intended that the persons named in the accompanying proxy will vote such proxy, if signed and returned, for the election of the nominees listed below. If for any reason any of said nominees shall become unavailable for election, which is not anticipated, the proxies may be voted for a substitute nominee designated by the board of directors. The board of directors has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, accordingly, does not have in mind any substitute.

The following Tables A and B set forth information concerning four directors for election as director for a term of one year.

Table C sets forth information concerning the non-director officers of the Company. The Table A nominee (Mark Goodman) is an “interested person” of Tridan as defined in Section 2(a)19 of the Investment Company Act of 1940, and the Table B nominees (Ms. Rall, Messrs. Stoever and Cope) are not “interested persons” of Tridan.

Mark Goodman is an “interested person” because he is the holder of more than 5% of the shares of the Company. As of June 28, 2023, Mark Goodman owned beneficially 612,926.9097 shares of the Company, and Benjamin Cope owned beneficially 5,000 shares of the Company.

Table A

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Interested Person:

Mark Goodman 276 Nantasket Road Hull, MA 02045 Age 69	Director, President and Treasurer	1999	Pianist and Teacher	1	None

Table B

Name, Address and Age	Position(s) in Tridan Corp.	Director Since	Principal Occupations During Past 5 years	Number of Portfolios Overseen	Other Directorships During Past 5 Years

Disinterested Persons:

Joan G. Rall 55 East 9th Street, #11F New York, NY 10003 Age 69	Director, Audit Committee Chair	2017	Retired Partner, Ernst & Young LLP (certified public accountants)	1	None

Russell Jude Stoever 15 Rockleigh Road Rockleigh, NJ 07647 Age 78	Director, Audit Committee Member	1995	Vice-President and Sales Manager, Stoever Glass & Co., Inc. (a registered broker-dealer)	1	None

Benjamin Cope 25 Sheldon Street Milton, MA 02186 Age 29	Director, Audit Committee Member	2021	Sr. Marketing Manager, Recorded Future	1	None

Table C

Name, Address and Age	Position(s) in Tridan Corp.	Principal Occupations During Past 5-years	Number of Portfolios Overseen	Other Directorships Held

Non-director Officers:

John H. Lively 11300 Tomahawk Creek Parkway, Suite 310, Leawood, KS 66211 Age 54	Secretary	Attorney, Practus, LLP	None	None

Soth Chin 6219 29th Street Arlington, VA 22207 Age 56	Chief Compliance Officer	Managing Member, Fit Compliance, LLC	None	None

The following table sets forth the dollar range of equity securities beneficially owned by each nominee for election as director:

Name of Nominee	Dollar Range of Equity Securities in Tridan Corp.
Interested Person:
Mark Goodman	Over $100,000

Disinterested Persons:
Russell Jude Stoever	None
Joan G. Rall	None
Benjamin Cope	$50,001 to $100,000

QUALIFICATIONS OF DIRECTORS

The board of directors governs the Company and is responsible for protecting the interests of shareholders. The directors meet periodically throughout the year to oversee the Company’s activities and review its performance. Each of the directors is committed to regular and active participation in board and committee meetings. The board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes, and skills which allow the board to operate effectively in governing the Company and protecting the interests of shareholders. Information about the specific experience, skills, attributes and qualifications of each director and nominee is provided below, each of whom the board proposes for election.

Mark Goodman – Mr. Goodman has been a director since 1999. He has been a shareholder of Tridan since before its 1980 conversion to an investment company. He is knowledgeable in the history and activities of the Company, and has also had broad investment experience in fixed income securities, including municipal bonds.

Russell J. Stoever – Mr. Stoever has been a director since 1995. He is vice president and sales manager of Stoever, Glass & Co., Inc., a registered broker-dealer. He has been employed there since 1971 and became a principal of that corporation in 1982, with involvement in all aspects of municipal finance. He is not an “interested person” of Tridan Corp., as defined in the Investment Company Act, in that he does not execute any portfolio transactions for, or engage in any principal transactions with, Tridan or its investment adviser or any accounts over which the adviser has brokerage placement discretion, or any other investment company having the same investment adviser. Mr. Stoever brings to the board a keen analysis of economic and market conditions and trends, and his views concerning portfolio management.

Joan G. Rall – Ms. Rall is a certified public accountant and recently retired from a career with Ernst & Young LLP as an Assurance and Advisory Partner. She has extensive experience in accounting, auditing, enterprise risk management, technology risk and assurance, and personnel management. She was an Adjunct Professor of Accounting at NYU, and is Co-Founder and President of a biotech startup, Genusetics Inc.

Benjamin B. Cope – Mr. Cope is Senior Manager of Enterprise Growth Marketing at Recorded Future. He has broad experience in implementing commercial growth strategies, revenue forecasting and analysis, and scaling technology companies from early venture funding to initial public offering.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No director or officer received any compensation from the Company during the last fiscal year, except for the fees of $12,000 paid during each year to each director, plus an additional $5,000 to Joan G. Rall, who served as chair of the audit committee. The Company does not have any bonus, profit sharing, or other compensation plan, contract or arrangement with anyone, nor any pension or retirement plan; nor has the Company ever granted to anyone any options, warrants or other rights to purchase securities.

All executive officers of the Company as a group (two persons) received compensation (comprised solely of said directors’ fees) aggregating $12,000 during fiscal 2023 which excludes professional fees paid to the law firm where Robert Birnbaum, former secretary of the Company, is of counsel. Mr. Lively receives no fees for his service as Secretary of the Company, although Practus receives fees from the Company for services as counsel. Mr. Chin receives fees from the Company for his services as the Company’s Chief Compliance Officer.

COMMITTEES

Audit Committee

The audit committee consists of three directors appointed by the board. The committee members are Joan G. Rall, Russell J. Stoever and Benjamin Cope. They are independent as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The board has determined that Joan G. Rall qualifies as an audit committee financial expert, as defined by applicable SEC rules and regulations.

The audit committee operates under its charter, which it reviews annually and which is then submitted for approval by the board of directors. A copy of the charter is attached as an appendix to this proxy statement.

The audit committee assists the board of directors in fulfilling their oversight responsibilities relating to the quality of the Company’s accounting and auditing practices, including its financial statements and financial reporting process, disclosure controls and procedures and internal control over financial reporting, the annual independent audit of the Company’s financial statements, and compliance with the Company’s ethics program and with regulatory requirements. The audit committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The committee met three times during the fiscal year ended April 30, 2023.

Audit Committee Report

The audit committee has reviewed and discussed the Company’s April 30, 2023 audited financial statements with management and with Mazars USA LLP, the Company’s independent registered certified public accountants. The audit committee has also discussed with said auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”, has received from them the written disclosures and letter required by PCAOB Rule 3526 “Communications with Audit Committees Concerning Independence”, and has discussed with them their independence from the Company. The audit committee met with the independent registered certified public accountants to discuss the results of their examination and their observations and recommendations. Based on the foregoing review and discussions, the audit committee has recommended to the board that the audited financial statements as of April 30, 2023 be issued to shareholders and filed with the SEC.

Audit Committee Members:

Joan G. Rall, Chair

Russell J. Stoever

Benjamin Cope

Nominating Committee

The Company does not have a standing nominating committee, because of the small size of the board of directors and the infrequency of its turnover.

Rather, on those rare occasions when a new candidate is proposed for consideration, whether by a shareholder or by others, the entire board considers the candidate and the board itself acts as a nominating committee. The board considers a candidate’s experience, familiarity with business and investments, knowledge about issues affecting the Company, and willingness to spend the time necessary to read applicable materials and attend meetings.

In instances where the board determines that a candidate will be a valuable replacement or addition to the board of directors, the board recommends such candidate’s election by the shareholders.

This procedure has been followed successfully and without issue since 1980, when the Company first became a registered investment company, and the board believes it continues to be appropriate.

CONDUCT OF AND ATTENDANCE AT MEETINGS

Mark Goodman is the president and chief executive officer of Tridan Corp. There is no chairman of the board. Board meetings are conducted by John H. Lively, who is the Company’s corporate secretary and his law firm, Practus, LLP serves as Company counsel. This structure is appropriate for the Company considering the long-time involvement of Mr. Mark Goodman in the Company’s operations and the retention of counsel with knowledge and experience with investment companies.

During the fiscal year ended April 30, 2023, there were four meetings of the board of directors and two meetings of the audit committee. Each of the directors attended at least 75% of the aggregate number of meetings of the board and of the audit committee on which he or she served. Although the Company has no formal policy regarding director attendance at the annual shareholders’ meetings, directors are expected to attend, and all members of the board attended last year’s annual meeting.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The board of directors has not established a formal process for shareholders to send communications to the board. In the board’s view, it is appropriate for the Company not to have such process, because the directors are few in number, and any shareholder who wishes to do so may address a letter to the attention of the entire board, care of the Company at its principal office, or to individual board members either at that address or at their personal addresses listed in the proxy statement.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information concerning directors of the Company and persons believed by the Company to be the record owners of more than five percent (5%) of the Company’s voting securities as of June 28, 2023:

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned on June 28, 2023		Percent Of Class on June 28, 2023
Capital Stock (par value $.02)	Thomas Goodman 111-20 73rd Avenue, Apt. 6F Forest Hills, NY 11375	701,000.0000	1/	22.97%

	Elizabeth Smith Goodman 1074 Clayton Mill River Rd Mill River, MA 01244	627,926.9097	2/	20.57%

	Geoffrey Adams Goodman Putrich Str. 6 Munich, Germany 81667	627,926.9097	2/	20.57%

	Mark Goodman 276 Nantasket Road Hull, MA 02045	612,926.9097	2/	20.08%

	Erda Erdos 549 Fairview Terrace York, PA 17403	321,436.5380		10.53%

	All officers and directors as a group (6 persons)	617,926.9097		20.24%

1/	Including 600,000 shares owned by the Thomas Goodman Trust.

2/

Elisabeth Smith Goodman, Geoffrey Adams Goodman and Mark Goodman are each trustees of certain trusts, representing 312,693.0698 shares inherited from the estate of Peter Goodman. In 2022, the estate of Peter Goodman disposed of 940,280.7292 shares, representing 30.805% of the shares.

Joseph T. Scialo is the Company’s administrator. Mr. Scialo is a certified public accountant in the firm of PKF O’Connor Davies, LLP, 300 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677.

RELATIONSHIP WITH AND RATIFICATION OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The audit committee is responsible for approving the engagement of the Company’s independent public accountants prior to their engagement. The audit committee and board of directors have unanimously approved the selection of Mazars USA LLP as independent public accountants for the Company for the fiscal year ending April 30, 2024. Although shareholder ratification is not required by law, to be consistent with past practice the firm’s selection is being submitted for ratification by the shareholders, which requires the affirmative vote of a majority of the shares of the Company present at the meeting. If shareholders do not ratify their selection, the board will reconsider the matter and will decide whether to retain that firm. The audit committee and board of directors reviewed the services performed by Mazars USA LLP during the last fiscal year and determined that such services did not affect their independence. The firm has no direct or indirect financial interest in the Company, except for fees received by it for services which were furnished at customary rates and terms. Representatives of the firm are expected to be present at the meeting, will be given an opportunity to make such statements as they feel appropriate, and will be available to respond to appropriate questions.

Audit Fees – Mazars USA LLP billed the Company a total of $53,000 for the 2023 fiscal year, and $50,000 for the 2022 fiscal year, for the audit of the Company’s annual financial statements and in connection with statutory and regulatory filings for those years.

Audit-Related Fees – No fees were billed to the Company for the last two fiscal years for any audit-related services.

Tax Fees – No fees were billed to the Company for the last two fiscal years for tax compliance, tax advice or tax planning.

All Other Fees – No fees were billed to the Company for the last two fiscal years for any other services.

INVESTMENT ADVISER

The Company’s investment adviser is J.P. Morgan Investment Management Inc., (“JPMorgan”), 277 Park Avenue, New York, NY 10172. An affiliated company, J.P. Morgan Chase Bank, N.A. provides custodial services. The Investment Advisory Agreement dated July 1, 2000 was approved by the shareholders at the annual meeting on June 20, 2000 and the amendment thereto dated June 1, 2020 was approved by the shareholders at the annual meeting on June 17, 2021. The Investment Advisory Agreement as Amended was scheduled to expire on June 30, 2023. On June 16, 2023, the board of directors (including the Company’s independent directors) unanimously approved a continuation of the Agreement as Amended until June 30, 2024, subject to the early termination provisions contained in the Agreement as Amended.

Under the Agreement, JPMorgan, subject to the general supervision of the Company’s board of directors and in conformance with the stated policies of the Company, manages investment operations and the composition of the Company’s portfolio of securities and investments. In this regard, it is the responsibility of JPMorgan to make investment decisions for the Company and to place the purchase and sale orders for the portfolio transactions of the Company.

The investment advisory services of JPMorgan to the Company are not exclusive under the terms of the Agreement. JPMorgan is free to, and does, render investment advisory services to others, including numerous funds.

JPMorgan seeks to obtain the best price and execution of orders placed for the Company’s assets considering all of the circumstances. If transactions are executed in the over-the-counter market, JPMorgan will deal with the principal market makers, unless more favorable prices and executions are otherwise obtainable. There is no agreement by JPMorgan with any broker or dealer to place orders with it. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to provide the best execution considering all factors including price, the order is placed with that broker or dealer. This may or may not be a broker or dealer which has provided statistical or other factual information to JPMorgan. While JPMorgan does not expect to utilize soft dollars for research with respect to Tridan, JPMorgan may, subject to the requirement of seeking the best price and execution, in certain circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer which has provided statistical and other factual information to it. In recognition of the brokerage execution services JPMorgan may pay a brokerage commission in excess of that which another broker might have charged for the same transaction. JPMorgan periodically evaluates the overall reasonableness of brokerage commissions paid by the Company. The factors considered in these evaluations include the competitive negotiated rate structure at the time the commission is charged and the effectiveness of the broker’s execution.

INVESTMENT ADVISORY AGREEMENT RENEWAL

Throughout the year, the directors receive and analyze a substantial quantity of comprehensive information and written materials, including ongoing analysis of the company’s existing portfolio and JPMorgan’s recommendations in light of its forecasts for the economy, employment trends, business conditions, inflation, municipal bond fund yield curve, and return trends including comparisons between tax-exempt and taxable bonds, appropriate maturities, quality, yields, diversification, etc. The directors subject JPMorgan’s portfolio management to scrutiny at each board meeting, including examination of transactions completed since the prior meeting and an overview of the entire portfolio. Written materials received by the directors before and during each meeting include reports, statistics, charts, graphs, performance records, comparisons with other funds and the like. JPMorgan is questioned regarding its views, its recommendations and its performance.

In addition to the foregoing, JPMorgan submits each year its audited financial statements and detailed information regarding JPMorgan’s business, personnel and operations, advisory services, compensation matters, portfolio strategy, investment performance, sources of information, fee comparisons, compliance programs, and other matters of significance to the relationship between Tridan and its investment adviser, all of which material is furnished to each Director. The Directors considered the annual renewal of the Advisory Agreement with JPMorgan at a Board meeting held on June 16, 2023. The Directors reviewed and discussed this material, as well as their own views on JPMorgan’s performance and relationship with Tridan, with particular attention to the following areas:

Investment Performance

At each meeting, the directors receive, review and discuss with JPMorgan’s representatives the various data showing Tridan’s portfolio characteristics, including market value, average duration, credit quality, coupon, yield statistics, and breakdown information regarding duration, credit, and investment sectors. JPMorgan’s quarterly presentation also includes the portfolio performance over three months, year to date, one year, three years and five years compared with the JPMorgan New York Tax Free Bond Fund, Sanford Bernstein Intermediate New York Municipal Fund, and Bloomberg New York Competitive Intermediate (1-17 Year) Index. At the meeting held on June 16, 2023, the Directors also compared Tridan’s performance with the median performance of certain New York municipal bond funds as complied by Morningstar. Based on their review, the directors have concluded that Tridan’s relative investment performance has been satisfactory.

Nature, Extent and Quality of Service

The board’s analysis of the nature, extent and quality of JPMorgan’s services to Tridan is based on knowledge gained over time from discussions with management and at the board’s regular meetings. In addition, the Directors review the qualifications, education and experience of JPMorgan’s personnel involved in rendering those services. As Tridan’s investment adviser, JPMorgan manages the investment of the company’s assets, including purchases and sales of securities. JPMorgan also provides clerical and bookkeeping services and prepares and issues periodic reports.

The board considers its adviser’s performance of these administrative and support services, including monitoring adherence to the company’s investment policies, guidelines and restrictions, JPMorgan’s responsiveness to requests by Tridan’s counsel for periodic information, reports and certifications required for compliance with securities laws and regulations and maintaining and monitoring their respective compliance programs in light of today’s extensive regulatory requirements. The board has concluded that the nature, extent and quality of the services provided by JPMorgan to the company have been and continue to be appropriate and beneficial to Tridan.

Fees, Economies of Scale and Profitability; Ancillary Benefits to the Advisor

Under its Investment Advisory Agreement dated July 1, 2000 with JPMorgan, which was amended as of June 1, 2020 to reduce the compensation of JPMorgan, for the services provided, and the expenses borne pursuant to this Agreement, the Company will pay to the Advisor as full compensation therefor a fee at an annual rate equal to 0.25% of 1% of the Company’s net assets. This fee will be computed based on net assets on the last business day of each calendar quarter and will be paid to the Advisor quarterly during the succeeding calendar month. The Directors noted that the advisory fee payable to JPMorgan does not change based on Tridan’s assets, and so economies of scale are not realized in the advisory fee.

Tridan also pays 0.02% (2 basis points) to JPMorgan’s affiliate, J.P. Morgan Chase Bank, N.A. for custodial services. The Advisory Agreement requires JPMorgan to bear all expenses incurred by it in connection with its activities under the agreement, without any reimbursement from the company. For the year ended April 30, 2023, JPMorgan’s advisory fees were $88,046, and the custodial fees were $6,937. Further, the Directors noted that JPMorgan was profitable with respect to the advisory services it provides to Tridan. The Directors considered the advisory fees and overall fees charged to another investment company which invests principally in the same type of securities as Tridan, the Sanford Bernstein Intermediate New York Municipal Fund, and the median advisory fee of a comparable Morningstar peer group of New York municipal bond funds. The Directors also considered the advisory fee and overall fees paid by the JP Morgan New York Tax Free Bond Fund, which invests in the same type of securities as Tridan. The Directors noted that the Sanford Bernstein Intermediate New York Municipal Fund and the JP Morgan New York Tax Free Bond Fund have significantly more assets than Tridan. The Directors further considered that Tridan’s advisory fee is priced below the standard institutional rate for other JP Morgan institutional clients. Other than the custody fees paid to an affiliate of JPMorgan, the Directors did not identify other benefits to be realized by the Advisor or its affiliates from its relationship with Tridan.

In light of the nature, extent and quality of the services received by Tridan from JPMorgan, as well as the affiliate’s custodial fees, the Directors consider the fees paid to Tridan to be reasonable. It was the conclusion of the Directors that it would be in the best interests of Tridan Corp. and its shareholders for the board to renew the investment advisory agreement with J.P. Morgan Investment Management Inc. for another year.

The names and principal occupations of the directors and principal executive officers of JPMorgan are as follows. Each of them may be reached c/o J.P. Morgan Investment Management Inc., 277 Park Avenue, New York, NY 10172:

LIST OF J.P. MORGAN INVESTMENT MANAGEMENT EXECUTIVE OFFICERS

Name	Status
George Gatch	DIRECTOR / CHAIRMAN /MANAGING DIRECTOR

Katherine Manghillis	SECRETARY /MANAGING DIRECTOR

Paul Quinsee	DIRECTOR / GLOBAL HEAD OF GLOBAL EQUITIES / MANAGING DIRECTOR

Andrew Powell	DIRECTOR / AM CAO / HEAD OF GLOBAL CLIENT SERVICE / MANAGING DIRECTOR / SENIOR BUSINESS MANAGER

John Donohue	DIRECTOR / PRESIDENT / CEO / HEAD OF GLOBAL LIQUIDITY / MANAGING DIRECTOR

Joy Dowd	DIRECTOR / MANAGING DIRECTOR

Robert Michele	DIRECTOR / HEAD OF GLOBAL FIXED INCOME, CURRENCY & COMMODITIES / MANAGING DIRECTOR

John Oliva	CHIEF COMPLIANCE OFFICER / MANAGING DIRECTOR

Michael Camacho	DIRECTOR / GLOBAL HEAD OF INVESTMENT PLATFORM / MANAGING DIRECTOR

Anton Pil	DIRECTOR / HEAD OF GLOBAL ALTERNATIVES / MANAGING DIRECTOR

Craig Sullivan	DIRECTOR / TREASURER / CFO / MANAGING DIRECTOR

Jedediah Laskowitz	HEAD OF GLOBAL ASSET MANAGEMENT SOLUTIONS / MANAGING DIRECTOR

Andrea Lisher	HEAD OF AMERICAS / CLIENT / MANAGING DIRECTOR

*	Managing Director is an officer’s title. Those who hold it are not necessarily directors of JPMorgan.

SUPPLEMENTAL INFORMATION

Mr. Mark Goodman is the Company’s President and Treasurer and serves as the executive officer of the Company. Mr. Goodman serves at the pleasure of Tridan’s board of directors as concerns his service as President and Treasurer. Peter Goodman, who was the father of Mark Goodman and who passed away in January 2021, had served as President since the Company registered with the U.S. Securities and Exchange Commission as an investment company in April 1980.

SHAREHOLDER PROPOSALS

FOR 2024 ANNUAL MEETING

Next year’s annual meeting of shareholders of the Company will be scheduled for July 16, 2024. Shareholders wishing to have their proposals included in the Company’s Proxy Statement which will relate to that meeting must submit their proposals, preferably by certified mail, return receipt requested, to the Company at its address listed on the first page of this Proxy Statement so that the proposals are received no later than February 16, 2024.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors is not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment in the interest of the Company.

Dated: June 28, 2023	By Order of the Board of Directors

/s/ John H. Lively
John H. Lively, Secretary

Tridan Corp.

Financial Statements

April 30, 2023 and 2022

Tridan Corp.

Contents

April 30, 2023 and 2022

Page(s)
Report of Independent Registered Public Accounting Firm	1-2
(Mazars USA LLP, New York, New York, PCAOB ID 339)

Financial Statements
Statements of Assets and Liabilities April 30, 2023 and 2022	3
Schedules of Investments in Municipal Obligations April 30, 2023 and 2022	4-10
Statements of Operations Years Ended April 30, 2023 and 2022	11
Statements of Changes in Net Assets Years Ended April 30, 2023, 2022 and 2021	12
Notes to Financial Statements	13-19

Mazars USA LLP 399 Thornall Street Edison, New Jersey 08837 Tel: 732.549.2800 www.mazars.us

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Tridan Corp.

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of assets and liabilities of Tridan Corp. {the “Company”), including the schedules of investments in municipal obligations, as of April 30, 2023 and 2022, the related statements of operations for the years then ended, the statements of changes in net assets for each of the three years in the period ended April 30, 2023, the financial highlights for each of the five years in the period ended April 30, 2023, and the related notes, collectively referred to as the “financial statements and financial highlights”). In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Company as of April 30, 2023 and 2022, the results of its operations for the years then ended, the changes in its net assets for each of the three years in the period ended April 30, 2023, and financial highlights for each of the five years in the period ended April 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchanges Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights and other data are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned, as of April 30, 2023 and 2022, by correspondence with the custodian. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 1980.

Edison, New Jersey
June 26, 2023

Mazars USA LLP is an independent member firm of Mazars Group.

Tridan Corp.

Statements of Assets and Liabilities

April 30, 2023 and 2022

	2023	2022
Assets
Investments in municipal obligations, at fair value (original cost - $38,070,390 and $38,645,832 respectively) (amortized cost - $35,150,441 and $35,345,212 respectively)	$34,426,800	$34,239,661
Cash	775,990	391,329
Prepaid insurance and other assets	260	5,150
Accrued interest receivable	486,888	464,346

Total assets	$35,689,938	$35,100,486

Liabilities
Accrued liabilities:
Accrued investment advisory and custodian fees	$34,705	$33,434
Accrued fees - affiliate	43,882	18,640
Accrued other	95,871	17,990
Dividends payable	123,340	—

Total liabilities	297,798	70,064

Net assets	$35,392,140	$35,030,422

Analysis of net assets
Common stock, at $.02 par value, 6,000,000 shares authorized, 3,199,100 shares issued at April 30, 2023 and 2022	$63,982	$63,982
Paid-in capital	37,816,314	37,816,314
Treasury stock, 146,729.6288 shares at April 30, 2023 and 2022	(1,762,998)	(1,762,998)
Distributable earnings:
(Overdistributed) underdistributed net investment income	(235)	18,677
Undistributed capital losses	(1,282)	—
Unrealized depreciation of investments, net	(723,641)	(1,105,553)

Net assets [equivalent to $11.59 and $11.48 per share, respectively, based on 3,052,370.3712 shares of common stock outstanding]	$35,392,140	$35,030,422

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
New York Municipal Bonds
State of NY Dormitory Auth Personal Inc Tax Rev Ref Educ. 5.50 % due March 15, 2025	$500,000	$508,738	$524,140	$500,000	$513,380	$541,520
Met Transportation Auth NY Revenue 5.0% due November 15, 2027	1,250,000	1,390,163	1,326,925	1,250,000	1,419,733	1,351,963
NY St Urban Dev Corp Rev Ref Pers Income Tax 5.0% due March 15, 2031	750,000	815,202	814,245	750,000	830,179	817,470
NYS Dorm Auth Revs (Par Call October 01, 2026) 5.0% due October 01, 2033	1,000,000	1,065,038	1,068,100	1,000,000	1,083,273	1,092,240
Triboro NY Bridge & Tunnel 5.0% due November 15, 2035	1,015,000	1,098,553	1,096,119	1,015,000	1,116,567	1,108,725
Erie County NY Fiscal Stability Sales Tax 5.00% due June 15, 2024	—	—	—	165,000	176,472	174,271
NY City Transitional Financial Authority Rev Future Tax (Par Call November 1, 2022 @100) 5.00% due November 1, 2026	—	—	—	550,000	554,005	558,701
Brookhaven NY Limited Tax 4.0% due March 15, 2023	—	—	—	1,000,000	1,025,199	1,018,430
Erie Count Indvl Dev Agency 5.0% due May 1, 2025	750,000	810,558	783,743	750,000	833,973	805,147
NYC NY Cultural Res-Museum of Modern Art 4.0% due February 1, 2023	—	—	—	400,000	408,477	406,606
Schenectady CNTY NY Various Purposes LTD Tax 5.0% due December 15, 2022	—	—	—	300,000	306,021	306,075

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
Harrison NY REF Public Impt LTD Tax 5.0% due December 15, 2023	—	—	—	100,000	109,244	104,502
Saratoga County NY Ref LTD Tax 5.0% due July 15, 2023	—	—	—	100,000	107,905	103,524
SNT Lawrence CNTY NY REF Limited Tax (Par Call May 15, 2025) 5.0% due May 15, 2026	105,000	110,000	109,380	105,000	112,289	112,620
NYC NY TR Cultural Res-Museum of Modern Art 4.0% due April 01, 2026	500,000	529,528	516,730	500,000	540,459	525,340
Laurens NY Central School District (Par Call June 15, 2025) 4.0% due June 15, 2028	305,000	313,117	312,552	305,000	316,925	312,592
NYS Dormitory Authority Personal Income Tax (Par Call August 15, 2026) 5.0% due February 15, 2033	500,000	552,978	530,625	500,000	568,426	541,005
Brookhaven NY REF Unlimited Tax 5.00% due March 15, 2025	500,000	528,106	521,760	500,000	543,060	536,080
NY ST Environmental FACS 5.00% due June 15, 2026	1,300,000	1,394,291	1,394,185	1,300,000	1,424,375	1,429,142
State of NY Dormitory Authority State Pers. Inc. Tax 5.5% due March 15, 2026	200,000	214,482	215,058	200,000	219,506	221,544
Port Authority of NY and NJ 5.375 % due March 1, 2028	110,000	110,250	117,185	125,000	126,155	135,929
Util. Debt Securitization (Par Call June 15, 2024 @100) 5.00% due December 15, 2026	500,000	518,763	517,255	500,000	530,973	531,830
Erie County NY Fiscal Stability Sales Tax (Par Call June 15, 2027 @100) 5.00% due June 15, 2029	1,000,000	1,102,822	1,095,380	1,000,000	1,127,109	1,111,420

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
Greece NY Central School District Unlimited Tax (Par Call December 15, 2022 @100) 5.0% due December 15, 2023	—	—	—	500,000	508,094	508,580
Rensselaer Cnty, NY Limited Tax 5.00% due September 1, 2024	100,000	109,706	102,677	100,000	112,295	106,082
Mattituck-Cutchogue NY Central School District Unlimited Tax (Par Call July 15, 2025 @100) 5.0% Unlimited tax due July 15, 2026	280,000	294,886	293,544	280,000	301,603	302,487
Mattituck-Cutchogue NY (Par Call July 15, 2025 @100) 5.0% Unlimited tax due July 15, 2027	365,000	383,516	381,936	365,000	391,871	393,262
Putnam County NY Limited Tax (Par Call January 15, 2026 @100) 5.0% due January 15, 2027	135,000	143,650	143,157	135,000	146,829	147,258
Halfmoon NY Pub Imp Limited Tax (Par Call June 15, 2025 @100) 5.0% due June 15, 2027	280,000	293,747	293,037	280,000	300,222	302,042
Gates Chili NY Central School Unlimited Tax (Par Call June 15, 2025 @100) 5.0% due June 15, 2027	200,000	210,575	209,354	200,000	215,529	215,808
Western Nassau Cty Water Auth (Par Call April 1, 2025 @100) 5.0% due April 1, 2028	100,000	103,542	103,605	100,000	105,378	106,589
Central Islip New York Union Free School School District Ref Unlimited Tax 5.00% due July 15, 2022	—	—	—	750,000	755,048	755,490
Rockville Center NY Limited Tax 4.0% due June 15, 2022	—	—	—	200,000	204,409	200,664

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
Brentwood New York UN Free School 5.00% due January 15, 2023	—	—	—	430,000	432,627	439,808
Connetquot New York Central School District Unlimited Tax 5.0% due January 15, 2024	—	—	—	400,000	409,153	418,672
Syosset New York Central School District Unlimited Tax 5.0% due December 15, 2022	300,000	302,125	300,414	735,000	749,701	750,112
Syosset New York Central School District Unlimited Tax 5.0% due December 15, 2022	—	—	—	125,000	124,738	127,585
Onondaga County NY Ref Unlimited Tax (Par Call March 15, 2024 @100) 5.0% due March 15, 2025	285,000	290,118	289,851	285,000	295,919	299,145
North Babylon NY Un Free School Dist Ref Unlimited Tax (Par Call August 1, 2022 @100) 5.0% due August 1, 2023	—	—	—	250,000	251,503	251,737
Battery Park City NY Authority SR-Ser A (Par Call November 1, 2023 @100) 5.0% due November 1, 2029	140,000	139,293	141,340	140,000	141,518	145,897
Buffalo & Ft. Erie NY Pub Bridge Auth Toll Bridge Sys Rev 5.0% due January 1, 2025	410,000	423,138	422,788	410,000	430,836	435,620
Bayport Blue Point NY Un Free School Dist Ref Unlimited Tax 5.0% due September 15, 2024	—	—	—	250,000	263,880	265,435
Saratoga Springs NY Ref Public Imports-Unlimited Tax (Par Call February 15, 2023 @100) 5.0% due February 15, 2025	225,000	226,611	225,344	225,000	231,931	230,560

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
Build NYC Resource Corp.NY Rev United Jewish Appeal (Par Call July 1, 2024 @100) 5.0% due July 1, 2025	320,000	329,897	327,104	320,000	336,821	337,770
Tompkins County NY Public Impt Ser B Limited Tax (Par Call December 15, 2024 @100) 5.0% due December 15, 2027	500,000	519,563	516,935	500,000	531,524	533,795
Util Debt Securitization Auth NY Restructuring Ser TE (Par Call December 15, 2023 @100) 5.0% due December 15, 2028	500,000	501,921	505,790	500,000	507,971	521,450
Rhinebeck New York Central School District Unlimited Tax (Par Call June 15, 2023 @100) 4.0% due June 15, 2025	535,000	535,882	535,669	535,000	542,349	545,523
NYS Dorm Auth Persnl Inc Tax 5.0% due August 15, 2026
Met Transportation Auth NY Revenue 5.0% due November 15, 2027	300,000	320,145	313,596	300,000	327,596	323,208
NY ST Dorm Auth Revenues Non St 5.0% due October 1, 2029	1,090,000	1,233,291	1,188,656	1,090,000	1,263,958	1,199,839
NY City Transitional Fin Auth Rev Future (Par Call February 1, 2026 @100) 5.00 % due February 1, 2031	1,000,000	1,074,797	1,057,190	1,000,000	1,100,741	1,077,630
Long Island NY Power Auth Elec 5.0% due September 1, 2034	1,000,000	1,134,946	1,120,400	1,000,000	1,158,360	1,118,510
NYS dorm Sales Tax 5.0% due March 15, 2035	1,250,000	1,368,763	1,380,850	1,250,000	1,390,078	1,360,775
NY NY Ref - Ser Unlimited Tax 5.0% due August 1, 2029	750,000	879,698	858,945	750,000	898,882	849,420
NY NY Ser D Sbserv Unltd Tax 5.0% due December 1, 2033	290,000	328,717	325,505	290,000	331,686	320,586

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
N.Y.S. Dormitory Authority Revenues Ref Cornell University 5.0% due July 1, 2031	1,000,000	1,322,274	1,205,050	1,000,000	1,359,994	1,177,480
N.Y.S. Environmental FACS 5.0% due June 15, 2035	500,000	633,331	567,315	500,000	642,644	563,690
Util Debt Securitization Auth NY (Par Call June 15, 2026) 5.0% due December 15, 2033	100,000	112,219	106,842	100,000	116,031	108,910
NY ST Dorm Auth Rev 5.0% due July 1, 2030	500,000	647,273	591,440	500,000	667,107	583,155
NY ST Environmental Clean Water 5.0% Due June 15, 2031	400,000	505,724	461,880	400,000	517,814	456,710
Nassau County NY Interim 5.0% due December 1, 2033	—	—	—	500,000	681,014	592,020
Nassau County NY Interim 5.0% due November 15, 2031	500,000	662,905	600,075	—	—	—
Syracuse NY REF-SER B LTD Tax 4.0% due June 1, 2032	1,060,000	1,287,352	1,162,163	1,060,000	1,310,506	1,152,845
NY ST Dorm Auth Revenues 5.0% due July 1, 2034	—	—	—	600,000	692,642	655,176
Harrison NY LTD Tax 5.0% due July 1, 2030	290,000	336,559	341,147	—	—	—
IL ST REF-SER B 5.0% due March 1, 2031	125,000	130,982	139,531	—	—	—
NY ST Dorm Auth Revenues Non St 5.0% due July 1, 2034	600,000	686,408	657,240	—	—	—
Triborough NY Brdg & Tunl Auth 4.0% due May 15, 2035	500,000	593,983	535,365	500,000	600,705	511,660
Liberty Dev Corp NY Rev Ref - Goldman 5.25% due October 1, 2035	515,000	599,478	591,153	—	—	—

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Schedule of Investments in Municipal Obligations

April 30, 2023 and 2022

	2023			2022
	Principal Amount	Amortized Cost	Fair Value	Principal Amount	Amortized Cost	Fair Value
Port WA NY UN Freesch Dist 5.0% due August 1, 2034	1,000,000	1,166,705	1,171,360	—	—	—
Port Auth of NY & NJ Ref-Ser 5.0% due December 1, 2035	1,000,000	1,111,550	1,186,120	—	—	—
Nassau Cnty NY Interim Fin Auth Res-Sales tax 4.0% due November 15, 2035	625,000	663,596	686,763	—	—	—
NY ST Envrnmntl Facs Corp Rev Green Bond-ST 5.0% due August 15, 2035	355,000	390,809	389,591	—	—	—
Triborough NY Brdg & Tunl Auth Payroll Mobility 5.0% due November 15, 2033	500,000	619,972	609,625	—	—	—
Uniondale NY Un Free Sch Dist Unltd 4.0% due January 15, 2041	1,000,000	1,038,989	1,007,360	—	—	—
William Floyd NY Un Free Sch Dist 4.0% due June 15, 2038	420,000	429,216	435,711	—	—	—

	$31,630,000	$35,150,441	$34,426,800	$31,770,000	$35,345,212	$34,239,661

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Statements of Operations

Years Ended April 30, 2023 and 2022

	2023	2022
Investment income
Interest	$1,533,868	$1,498,888
Amortization of bond premium and discount - net	(662,681)	(697,753)

Total investment income	871,187	801,135

Expenses
Investment advisory fees	88,046	94,045
Custodian fees	6,937	7,414
Professional fees	151,852	133,460
Director’s fees	53,000	50,000
Administrative and accounting expenses	72,000	72,000
Insurance and other expenses	31,552	20,362

Total expenses	403,387	377,281

Net investment income	467,800	423,854

Realized and unrealized gain on investments
Net realized gain on investments	386	—
Net unrealized appreciation (depreciation) on investments	381,912	(3,092,063)

Net realized and unrealized gain (loss) on investments	382,298	(3,092,063)

Net increase (decrease) in net assets resulting from operations	$850,098	$(2,668,209)

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Statements of Changes in Net Assets

Years Ended April 30, 2023, 2022 and 2021

	2023	2022	2021
Change in net assets resulting from operations
Net investment income	$467,800	$423,854	$475,332
Net realized gain on investments	386	—	33,016
Unrealized depreciation (appreciation) on investments	381,912	(3,092,063)	1,152,894

Net increase (decrease) in net assets resulting from operations	850,098	(2,668,209)	1,661,242

Distributions to shareholders from
Net investment income	(486,712)	(396,808)	(455,576)
Capital gains	(1,668)	—	(33,016)

Redemptions of shares
0, 0, and 1,676,1480 shares, respectively	—	—	(20,975)

Total increase (decrease)	361,718	(3,065,017)	1,151,675

Net assets
Beginning of year	35,030,422	38,095,439	36,943,764

End of year	$35,392,140	$35,030,422	$38,095,439

The accompanying notes are an integral part of these financial statements.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

1.	Significant Accounting Policies

The following is a summary of the significant accounting policies followed by Tridan Corp. (the “Company”), a closed-end, non-diversified management investment company, registered under the Investment Company Act of 1940.

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The Company is considered an investment company under GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification 946, Financial Services - Investment Companies.

Acquisition and Valuation of Investments

Investment transactions are accounted for on the date the securities are purchased/sold (trade date) and interest on securities acquired/sold is included in income from/to the settlement date. Short-term investments are stated at cost, which is equivalent to fair value.

Fair values for the Company’s investments in municipal obligations have been determined based on the bid price of the obligation. Securities for which quotations are not readily available are valued at fair value as determined by the board of directors. There were no securities valued by the board of directors, for which quotations were not readily available, as of April 30, 2023 and 2022.

Amortization of Bond Premium or Discount

In determining investment income, bond premiums or discounts are amortized over the remaining term of the obligation based on the earlier of the call date or the maturity date of the applicable bond.

Income Taxes

It is the Company’s policy to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. The Company also intends to distribute sufficient net investment income and net capital gains, if any, so that it will not be subject to excise tax on undistributed income and gains. Therefore, no income tax provision would be required.

The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has analyzed the Company’s tax positions and has concluded that no liability for unrecognized tax benefits should be recorded. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

1.	Significant Accounting Policies (Continued)

Income Taxes (Continued)

The Company identifies its major tax jurisdictions as U.S. Federal, New York State and New York City where the Company makes significant investments. Generally, the Company’s tax returns are subject to examination by Federal, state and local authorities for a period of three years from the later of the due date of such returns or the actual date the returns were filed. Interest income from municipal investments is exempt from Federal and state income taxes.

Interest income from municipal investments is exempt from Federal and state income taxes.

Distributions to Shareholders

Dividends to shareholders from net investment income, if any, are paid quarterly. Distributions of capital gains, if any, are made at least annually, and as required to comply with Federal excise tax requirements. Dividends to shareholders are determined in accordance with tax regulations and are recorded on the ex-dividend date.

Cash

The Company considers all highly liquid investments purchased with original maturities of 90 days or less to be cash equivalents.

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit and market risk consist principally of cash, on deposit with financial institutions. Deposits held at financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”) are insured up to $250,000. The Company maintains all of its cash on deposit in one financial institution. As of April 30, 2023, there was $525,990 of cash held in in excess of federally insured limits. The value of the Company’s investments may be subject to possible risks involving, among other things, the continued creditworthiness of the various state and local government agencies and public financing authorities underlying its investments.

The Company is aware of multiple banks being transferred into government receivership and the appointment of the Federal Deposit Insurance Corporation as receiver. The Company neither holds any cash or cash equivalents nor does it have any banking relationship with the affected banks.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

1.	Significant Accounting Policies (Continued)

Fair value of Financial Instruments

The carrying amounts for accrued interest receivables and accrued liabilities reflected in the financial statements approximate fair value because of the short maturities of these items. The Company accounts for its investments in municipal obligations in accordance with the accounting guidance for investment companies (FASB ASC 946). See Note 1 “Acquisition and Valuation of Investments” for a description of the valuation methodology, which is unchanged as of April 30, 2023 and 2022. FASB ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value and expands disclosures about the use of fair value measurements. The valuation techniques required by FASB ASC 820 are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect internal market assumptions.

The levels of the fair value hierarchy are as follows:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities that a company has the ability to access.

Level 2 –

Observable inputs other than quoted prices included in level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument in an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risks, yield curves, default rates, and similar data.

Level 3 –

Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing a company’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

The Company’s investments in municipal obligations are all considered Level 2 instruments.

The following table presents the Company’s financial assets that are measured at fair value as of April 30, 2023 and 2022:

	Quoted Prices for Identical Instruments in Non-active Markets (Level 2) April 30,
	2023	2022
Investments in municipal obligations	$34,426,800	$34,239,661

Instruments classified as Level 2 are valued using industry-standard models or other valuation methodologies calibrated to observable market inputs.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

1.	Significant Accounting Policies (Continued)

Fair value of Financial Instruments (Continued)

These models consider various assumptions regarding the security or securities with similar characteristics, such as trade data, bid price or spread, two sided markets, quotes, benchmark curves, and market data feeds, as well as other measurements.

Subsequent Events Evaluation by Management

Management has evaluated subsequent events for disclosure and/or recognition in the financial statements through June     , 2023, the date that the financial statements were available for issue.

2.	Accrued Liabilities

Accrued liabilities consist of the following at:

	April 30,
	2023	2022
Accrued investment advisory and custodian fees (a)	$34,705	$33,434

Accrued fees - related party (b)	$43,882	$18,640

Accrued other:
Accrued audit fees (c)	$26,500	$12,625
Accrued administrative	69,371	5,365

	$95,871	$17,990

(a)

The Company utilizes the services of J.P. Morgan Investment Management, Inc. as its investment advisor and J.P. Morgan Chase Bank N.A. as its custodian for its investments. The annual advisory fee is .25 of one percent (effective June 1, 2020 and .28 prior to that date) and the custody fee is .02 of one percent of the net assets under management. The fee is computed and payable quarterly, based on the aggregate fair value of the net assets on the last day of each fiscal quarter.

(b)

For the years ended April 30, 2023 and 2022, the Company incurred legal fees of approximately $70,000 and $84,000, respectively, for professional fees paid to the law firm of which a former officer of the Company is a member.

(c)	For the years ended April 30, 2023 and 2022, the Company incurred audit fees of approximately $53,000 and $50,000, respectively.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

3.	Investment Transactions

Purchases and sales of investments in municipal obligations (excluding short-term and demand investments) amounted to approximately $6,517,000 and $6,047,000, respectively, for the year ended April 30, 2023, and $2,620,000 and $1,000,000, respectively, for the year ended April 30, 2022.

The U.S. Federal income tax basis (aggregate cost) of the Company’s investments, at April 30, 2023 and 2022, was approximately $35,150,000 and $35,345,000, respectively, and net unrealized depreciation) appreciation at April 30, 2023 and 2022, for U.S. Federal income tax purposes was approximately $(724,000) and $1,106,000, respectively (gross unrealized appreciation of $485,000 and $120,000, respectively; gross unrealized depreciation of approximately $(1,208,000) and $(1,226,000), respectively).

4.	Common Stock, Share Redemption Plan and Net Asset Values

At April 30, 2023 and 2022, there were 6,000,000 shares of $0.02 par value common stock authorized of which 3,199,100 had been issued aggregating $63,982.

The Company has a share redemption plan applicable to 18,919 shares outstanding common stock, at April 30, 2023 and 2022. The plan permits eligible shareholders or their estates to have their shares redeemed upon reaching age 65 or upon death. Shares are redeemed at the net asset value per share, as of the end of the Company’s fiscal quarter in which the request for redemption is received. At April 30, 2023 and 2022, there were 117,398.7423 shares, for both years ended, which have been redeemed under this plan.

The net asset value per share is calculated by dividing the aggregate fair value of all assets less the aggregate fair value of all liabilities by the number of common shares outstanding at the end of the period. The net asset values per share and the shares outstanding are as follows:

	April 30,
	2023	2022
Net asset value	$11.59	$11.48
Shares outstanding at:
April 30, 2023	3,052,370.3712
April 30, 2022	3,052,370.3712

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

5.	Distributions

During the years ended April 30, 2023, 2022 and 2021, distributions of $488,378 ($.16 per share), $396,808 ($.13 per share) and $488,592 ($.16 per share), respectively, were declared and paid to shareholders. Substantially all of the distributions were exempt from Federal income taxes for the company shareholders except for $386 in 2023, $0 in 2022 and $33,016 in 2021.

The tax character of distributions paid during the years ended April 30, 2023, 2022 and 2021 is as follows:

	2023	2022	2021
Distributions paid from investment income:
Tax-exempt investment income, net	$486,712	$396,808	$455,576
Capital gains	1,668	—	33,016

	$488,380	$396,808	$488,592

As of April 30, 2023, 2022 and 2021, the components of distributable earnings on a tax basis were as follows:

	2023	2022	2021
(Overdistributed) underdistributed tax-exempt investment income, net	$(235)	$18,677	$(8,369)
Over undistributed capital gains (losses)	(1,282)	—	—
Unrealized (depreciation) appreciation of investments, net	(723,641)	(1,105,553)	1,986,510

	$(725,158)	$(1,086,876)	$1,978,141

There are no capital loss carryforwards as of April 30, 2023 and 2022. The Company had no capital reclassification related to permanent book/tax differences for the years ended April 30, 2023, 2022 and 2021. There were no significant differences between total GAAP basis net investment income and net realized gain, and actual distributions for the years ended April 30, 2023 and 2022.

Tridan Corp.

Notes to Financial Statements

April 30, 2023 and 2022

6.	Financial Highlights

Selected per share data and ratios are as follows:

	For the Years Ended April 30,
	2023	2022	2021	2020	2019
Per share operating performance:
(For a share of common stock outstanding throughout the year):
Net assets value, beginning of year	$11.48	$12.48	$12.09	$12.18	$11.91

Income from investment operations:
Net investment income	0.14	0.14	0.16	0.16	0.18
Net realized and unrealized gain (loss) on investments	0.13	(1.01)	0.39	(0.07)	0.28

Total from investment operations	0.27	(0.87)	0.55	0.09	0.46
Less distributions:
Dividends (from net investment income)	(0.16)	(0.13)	(0.15)	(0.17)	(0.18)
Capital gains	—	—	(0.01)	(0.01)	(0.01)

Total distributions	(0.16)	(0.13)	(0.16)	(0.18)	(0.19)
Net asset value - end of year	$11.59	$11.48	$12.48	$12.09	$12.18

Per share value - end of year	$11.59	$11.48	$12.48	$12.09	$12.18

* Total investment return	2.43%	-7.00%	4.50%	0.78%	3.87%

Ratios/Supplemental Data:
Net assets, end of year (in 000’s)	$35,030	$35,030	$38,095	$36,944	$37,221
Ratio of expenses to average net assets	1.15%	1.03%	1.04%	1.06%	1.08%
Ratio of net investment income to average net assets	1.33%	1.16%	1.27%	1.33%	1.55%
Portfolio turnover rate	16.56%	2.74%	11.44%	8.63%	16.51%
Average (simple) number of shares outstanding (in thousands)	3,053	3,053	3,053	3,054	3,057

*

Total investment return is calculated by dividing the change in market value of a share of common stock during the year, assuming the reinvestment of dividends on the payment date, by the per share market value at the beginning of the year and has been recalculated for all prior periods presented.

* * * * *

Appendix

TRIDAN CORP.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is “independent” of management and the Company. Members of the committee will be considered independent if they do not receive, other than for service on the board of directors, any consulting, advisory, or other compensatory fees from the Company, are not “interested persons” of the Company, as defined in the Investment Company Act of 1940, and comply with the definition of independence in Rule 4200(a)(15) of the NASD listing standards. All committee members shall be financially literate, and at least one member shall be an “audit committee financial expert” as defined by SEC regulations.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of disclosure controls and procedures and internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and compliance with regulatory requirements and with ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

App 1

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate and consistent with SEC rules and regulations.

•

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the standards of the Public Company Accounting Oversight Board (United States) and by applicable SEC rules and regulations. Annually, the committee shall review and recommend to the board the selection of the company’s independent auditors, subject to shareholders’ approval.

•

The committee shall discuss with the Company’s administrator and independent auditors the overall scope and plans for their respective audits, and any other services to be performed by them, including the adequacy of staffing and compensation, all of which services shall be subject to the committee’s approval. Also, the committee shall discuss with them the auditors’ report on the adequacy and effectiveness of disclosure controls and procedures and internal control over financial reporting. The committee shall also review with the auditors the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•

The committee shall review the interim financial statements with management and the independent auditors prior to their issuance. Also, the committee shall discuss the results of their review and any other matters required to be communicated to them by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s annual report to shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The committee shall recommend to the board whether the audited statements shall be issued to the shareholders and filed with the SEC. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under standards established by the Public Company Accounting Oversight Board (PCAOB) and applicable SEC rules and regulations.

App 2

Tridan Corp.

and

Tridan Corp. Employees Stock Ownership Trust

Privacy Policy

The directors and management of Tridan Corp. and Tridan Corp. Employees Stock Ownership Trust (“ESOT”) respect the privacy of nonpublic personal information that we collect from our shareholders and ESOT participants. This notice provides information regarding our policies and practices surrounding the collection and handling of nonpublic personal information. The words “we” and “us” refer to Tridan Corp. and the ESOT. The words “you” and “your” refer to our shareholders and ESOT participants, present and past.

Types of Information We Collect

During the course of our relationship, you sometimes share with us nonpublic personal information, such as your address, social security number, age, and number of shares owned by you. We collect this information from applications, verbal communications, and correspondence with you. We may also receive this information from firms that assist us in administering your account and processing transactions on your behalf. We collect this information in order to handle your account properly and provide you with the services you expect to receive.

Use and Disclosure of Personal Financial Information

We may use your nonpublic personal information in order to provide you with distributions, custodial, accounting, administrative and other shareholder services.

We do not disclose any nonpublic personal information about you to anyone, except as permitted by law.

We are permitted under law to disclose nonpublic personal information about you to third parties in certain circumstances. For example, we may disclose your nonpublic personal information to third parties that assist us in providing services to you.

On occasion, we may be required to provide information about you and your accounts and transactions to governmental agencies, in order to fulfill legal and regulatory requirements. We will comply with these laws, to the extent we are required to do so.

Safeguarding Your Personal Financial Information

We restrict access to your nonpublic personal information to those who have a need to know that information in order to provide services to you. We maintain physical, electronic, and/or procedural safeguards that meet the standards of applicable laws and regulations.

TRIDAN CORP.

ANNUAL MEETING OF SHAREHOLDERS – JULY 18, 2023

THIS PROXY IS SUBMITTED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH T. SCIALO and MARK GOODMAN, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on July 18, 2023, and all adjournments thereof.

(1) FOR the election, as directors, of all nominees listed below (except as marked to the Contrary below) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

(INSTRUCTION:	To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

MARK GOODMAN	RUSSELL JUDE STOEVER

JOAN G. RALL	BENJAMIN COPE

(2) FOR [    ] AGAINST [    ] ABSTAIN [    ] the ratification of the selection of Mazars USA LLP as auditors of the Company for the fiscal year ending April 30, 2024;

(3) Upon any other matter which may properly come before the meeting, in their discretion.

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Items (2) and (3) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged
Signature

Signature

Dated:                    , 2023

IMPORTANT: Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.